Exhibit 99.4

Dear Valued Depositor:

I am pleased to tell you about an investment opportunity and just as importantly, to request your vote. Pursuant to a Plan of Conversion Merger (the “Plan”), Fullerton Federal Savings Association will convert to stock form and will be merged into Fairmount Bank. Also pursuant to the Plan, Fairmount Bancorp, Inc. is currently offering shares of its common stock for sale. Enclosed you will find a Proxy Statement and attached Prospectus containing a more detailed description of Fullerton Federal Savings Association, Fairmount Bancorp, Inc., Fairmount Bank and the proposed transactions. A Questions and Answers Brochure is also enclosed.

THE PROXY VOTE:

Your vote is extremely important. Although we have received conditional regulatory approval, the Plan is also subject to approval by the depositors of Fullerton Federal. NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Without sufficient favorable votes, Fairmount Bancorp, Inc. and Fullerton Federal cannot complete the conversion merger and related stock offering. Note that you may receive more than one proxy card, depending on the ownership structure of your accounts at Fullerton Federal. Please vote all the proxy cards you receive — none are duplicates! To cast your vote, please sign each proxy card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote via the Internet, by following the simple instructions on the proxy card.

Our Board of Directors urges you to join them in voting “FOR” the PLAN. Voting does not obligate you to purchase Fairmount Bancorp, Inc. common stock in the offering.

If the Plan is approved:

•	Fairmount Bancorp, Inc. will issue common stock to investors who purchased shares during the offering.
•	Fullerton Federal will be merged into Fairmount Bank.

•	You may bank at Fullerton Federal’s office or at Fairmount Bank’s full-service office, located at 8216 Philadelphia Road, Baltimore.
•	You may take advantage of Fairmount Bank’s extended banking hours and expanded services.

THE STOCK OFFERING:

As an eligible Fullerton Federal depositor, you have non-transferable rights, but no obligation, to purchase shares of Fairmount Bancorp, Inc. common stock during the stock offering, before any shares are made available for sale to the general public. The common stock is being offered at $14.00 per share, and no sales commission will be charged to purchasers during the offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of common stock, complete the enclosed stock order form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on September     , 2011. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

Sincerely,

Edgar F. Lassahn, Jr.

Chairman of the Board and President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call the Stock Information Center, toll-free, at 1-(877) 643-8196,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

M

Dear Friend:

I am pleased to tell you about an investment opportunity. Fairmount Bancorp, Inc. is offering shares of its common stock for sale at a price of $14.00 per share in connection with the proposed acquisition of Fullerton Federal Savings Association, which will be merged into Fairmount Bank. No sales commission will be charged to purchasers during the stock offering.

Our records indicate that you were a depositor of Fullerton Federal Savings Association at the close of business on December 31, 2009 or June 30, 2011 whose account(s) was/were closed thereafter. As such, by regulation, you have non-transferable rights, but no obligation, to subscribe for shares of Fairmount Bancorp, Inc. common stock during the stock offering, before any shares are made available for sale to the general public.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Fairmount Bancorp, Inc. common stock, complete the enclosed stock order form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on September     , 2011. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about Fairmount Bancorp, Inc., Fairmount Bank or purchasing shares, please refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Fairmount Bancorp, Inc. stockholder.

Sincerely,

Joseph M. Solomon

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8196,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

F

Dear Friend:

I am pleased to tell you about an investment opportunity. Fairmount Bancorp, Inc. is offering shares of its common stock for sale at a price of $14.00 per share in connection with the proposed acquisition of Fullerton Federal Savings Association, which will be merged into Fairmount Bank. No sales commission will be charged to purchasers during the stock offering.

Please read the enclosed materials carefully. If you are interested in purchasing shares of Fairmount Bancorp, Inc. common stock, complete the enclosed stock order form and return it, with full payment, in the Stock Order Reply Envelope provided. Stock order forms and full payment must be received (not postmarked) by 2:00 p.m., Eastern Time, on September     , 2011. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

If you have questions about Fairmount Bancorp, Inc., Fairmount Bank or purchasing shares, please refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

I invite you to consider this opportunity to share in our future as a Fairmount Bancorp, Inc. stockholder.

Sincerely,

Joseph M. Solomon

President and Chief Executive Officer

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Stock Information Center, toll-free, at 1-(877) 643-8196,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

I

Dear Valued Depositor:

I am pleased to inform you that, pursuant to a Plan of Conversion Merger (the “Plan”), Fullerton Federal Savings Association will convert to stock form and will be merged into Fairmount Bank. Also pursuant to the Plan, Fairmount Bancorp, Inc. is currently offering shares of its common stock for sale.

Although we have received conditional regulatory approval, the Plan is also subject to approval by Fullerton Federal Savings Association’s depositors. YOUR VOTE IS IMPORTANT TO US — NOT VOTING YOUR ENCLOSED PROXY CARD(S) WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN. Note that you may have received more than one proxy card, depending on the ownership structure of your accounts at Fullerton Federal Savings Association. To cast your vote, please sign each proxy card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote via the Internet, by following the simple instructions on the proxy card.

Our Board of Directors urges you to join them in voting “FOR” the Plan.

Although you may vote on the Plan, we regret that Fairmount Bancorp, Inc. is unable to offer its common stock to you because the small number of depositors in your state makes registration or qualification of the common stock under your state securities laws prohibitively expensive or otherwise impractical. Therefore, we have not enclosed a stock order form.

If you have any questions about the Plan or voting, refer to the enclosed information or call our Information Center at the number shown below.

Sincerely,

Edgar F. Lassahn, Jr.

Chairman of the Board and President

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions?

Call our Information Center, toll free, at 1-(877) 643-8196,

From 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday, except weekends and bank holidays.

B

Dear Sir/Madam:

At the request of Fairmount Bancorp, Inc., we are enclosing materials regarding the offering of shares of Fairmount Bancorp, Inc. common stock. Included in this package is a Prospectus describing the stock offering. We encourage you to read the enclosed information carefully, including the “Risk Factors” section of the Prospectus.

Stifel, Nicolaus & Company, Incorporated has been retained by Fairmount Bancorp, Inc. as selling agent in connection with the stock offering.

Sincerely,

This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

D

IMPORTANT NOTICE

THIS PACKAGE INCLUDES

PROXY CARD(S)

REQUIRING YOUR VOTE.

IF MORE THAN ONE PROXY

CARD IS ENCLOSED,

PLEASE PROMPTLY VOTE

EACH CARD . . .

NONE ARE DUPLICATES!

THANK YOU.

PC

Dear Friend:

You are the owner of a prepaid funeral expense contract with Lassahn Funeral Home. Your funeral expense funds are held in an FDIC-insured deposit account at Fullerton Federal Savings Association (“the Bank”). Within the next several days, Fullerton Federal will be sending a large white envelope to its deposit accountholders, asking them to vote on a matter of great importance to the Bank. The materials will include a toll-free phone number. Please do not hesitate to call the phone number if you have any questions after you review the materials included in the envelope.

Sincerely,

Edgar F. Lassahn, Jr.

President

Lassahn Funeral Homes, Inc.

and

Chairman of the Board and President

Fullerton Federal Savings Association

Dear Friend:

You are the owner of a prepaid funeral expense contract with Lassahn Funeral Home. Your funeral expense funds are held in an FDIC-insured deposit account at Fullerton Federal Savings Association (“the Bank”). Within the next several days, Fullerton Federal will be sending a large white envelope to its deposit accountholders, asking them to vote on a matter of great importance to the Bank. The materials will include a toll-free phone number. Please do not hesitate to call the phone number if you have any questions after you review the materials included in the envelope.

Sincerely,

Edgar F. Lassahn, Jr.

President

Lassahn Funeral Homes, Inc.

and

Chairman of the Board and President

Fullerton Federal Savings Association

Lassahn Funeral Home, Inc.

7401 Belair Road

Baltimore, MD 21236

Lassahn Funeral Home, Inc.

7401 Belair Road

Baltimore, MD 21236

Exhibit 99.4

Office of the Comptroller of the Currency Guidance for Accountholders

Your financial institution is converting to stock form and merging with another institution. In connection with this transaction, the acquiring institution is in the process of selling stock to the public. As an accountholder at the converting institution, you have certain priority subscription rights to purchase stock in the offering. These priority subscription rights are non-transferable. If you subscribe for stock, you will be asked to sign a statement that the purchase is for your own account, and that you have no agreement or understanding regarding the subsequent sale or transfer of any shares you receive.

On occasion, unscrupulous people attempt to persuade accountholders to transfer subscription rights, or to purchase shares in the offering based on the understanding that the shares will subsequently be transferred to others. Such arrangements violate federal regulations. If you participate in these schemes, you are breaking the law and may be subject to prosecution. If someone attempts to persuade you to participate in such a scheme, please contact the Office of the Comptroller of the Currency (OCC) Consumer Inquiries, toll-free, at (800) 613-6743. OCC is very interested in ensuring that the prohibitions on transfer of subscription rights are not violated.

How will you know if you are being approached illegally? Typically, a fraudulent opportunist will approach you and offer to “loan” you money to purchase a significant amount of stock in the offering. In exchange for that “loan” you most likely will be asked either to transfer control of any stock purchased with that money to an account the other person controls, or sell the stock and give the majority of the profits to the other person. You may be told, untruthfully, that there is no risk to you, that the practice is common, and even if you are caught, that your legal expenses will be covered.

On the back of this page is a list of some key concepts that you should keep in mind when considering whether to participate in a mutual-to-stock conversion or stock issuance by a mutual holding company subsidiary. If you have questions, please contact the Stock Information Center at the telephone number listed elsewhere in the literature you are receiving. Alternatively, you can contact us at: ombudsman@occ.treas.gov.

(over)

What Investors Need to Know

Key concepts for investors to bear in mind when considering whether to participate in a conversion offering include the following:

•

Know the Rules — By law, accountholders cannot sell or transfer their priority subscription rights, or the stock itself, prior to the completion of a financial institution’s conversion. Moreover, accountholders cannot enter into agreements or arrangements to sell or transfer either their subscription rights or the underlying conversion stock.

•

“Neither a Borrower nor a Lender Be” — If someone offers to lend you money so that you can participate — or participate more fully — in a conversion, be extremely wary. Be even more wary if the source of the money is someone you do not know. The loan agreement may make you unable to certify truthfully that you are the true holder of the subscription rights and the true purchaser of the stock and that you have no agreements regarding the sale or transfer of the stock.

•

Watch Out for Opportunists — The opportunist may tell you that he or she is a lawyer — or a consultant or a professional investor or some similarly impressive tale — who has experience with similar mutual conversion transactions. The opportunist may go to extreme lengths to assure you that the arrangement you are entering into is legitimate. They might tell you that they have done scores of these transactions and that this is simply how they work. Or they might downplay the warnings or restrictions in the prospectus or order form, telling you that “everyone” enters into such agreements or that the deal they are offering is legitimate. They may also tell you that you have no risk in the transaction. The cold, hard truth is that these are lies, and if you participate, you are breaking the law.

•

Get the Facts from the Source — If you have any questions about the securities offering, ask your savings association for more information. If you have any doubts about a transaction proposed to you by someone else, ask the financial institution whether the proposed arrangement is proper. You may be able to find helpful resources by visiting your financial institution.

The bottom line for investors is always to remember that if an opportunity sounds too good to be true, it probably is too good to be true.

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Fairmount Bancorp, Inc. Letterhead]

Date

[imprinted with name & address of subscriber]

STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Fairmount Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center, toll-free, at 1-(877) 643-8196, Monday through Friday, from 10:00 a.m. to 4:00 p.m., Eastern Time. Please refer to the batch and order number listed below when contacting our Stock Information Center.

Stock Registration:	Other Order Information:
Name1	Batch #: ______
Name2	Order #: ______
Name3	Number of Shares Requested: ___________
Street1	Offering Category: ______ (subject to verification; see descriptions below)
Street2	Ownership Type: ______

City, State Zip

This letter acknowledges only that your order and payment have been received. It does not guarantee that your order will be filled, either completely or partially. Purchase limitations and share allocation procedures in the event of an oversubscription are described in the Prospectus dated August     , 2011, in the section entitled “The Offering” under the headings, “Subscription Offering and Subscription Rights,” “Community Offering” and “Limitations on Common Stock Purchases.”

The offering period ends at 2:00 p.m., Eastern Time, on September     , 2011. We are then required to receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. This may not occur for several weeks after September     , 2011. Your patience is appreciated.

Thank you for your order,

FAIRMOUNT BANCORP, INC.

Offering Category Descriptions:

1.	Depositors of Fullerton Federal Savings Association with aggregate account balances of at least $50 as of the close of business on December 31, 2009;

2.	Fairmount Bank’s tax-qualified employee stock ownership plan;

3.	Depositors of Fullerton Federal Savings Association with aggregate account balances of at least $50 as of the close of business on June 30, 2011;

4.	Depositors of Fullerton Federal Savings Association as of August 3, 2011;

5.	General Public — Residents of Baltimore City and Baltimore County, Maryland;

6.	General Public — Other.

NOTE: This is printed and mailed at the Stock Information Center.

STOCK CERTIFICATE MAILING LETTER

[Fairmount Bancorp, Inc. Letterhead]

Dear Stockholder:

I would like to welcome you as a stockholder of Fairmount Bancorp, Inc. A total of     shares were purchased by investors at $14.00 per share. Thank you for your investment and your confidence in our organization.

Your stock certificate is enclosed. We recommend that you keep it in a safe place, such as in a safety deposit box or deposited with a brokerage firm. Replacing a lost or destroyed stock certificate can be a costly and lengthy process.

Carefully review the certificate to make sure the registration name and address are correct. If you find an error or have questions about your certificate, please contact Registrar and Transfer Company, our Transfer Agent:

on the web:

www.rtco.com

by mail:

Registrar and Transfer Company

10 Commerce Drive

Cranford, New Jersey 07016

by phone:

(800) 368-5948

by email:

info@rtco.com

If the enclosed stock certificate must be forwarded to the Transfer Agent, we recommend that you deliver it using insured, registered mail. If you change your address, please notify the Transfer Agent immediately, so that you will continue to receive all stockholder communications.

If you submitted a check or money order in full or partial payment for your stock order, you have received, or soon will receive, a check. It reflects interest at the Fairmount Bank’s passbook savings rate of     % per annum, calculated from the date your funds were received until                     , 2011.

If your stock order was paid in full or in part by authorizing a withdrawal from a Fullerton Federal Savings Association deposit account, the withdrawal was made on                     , 2011. Until then, interest was earned within the account at the applicable deposit account rate, and the interest remains in your account.

Fairmount Bancorp, Inc. common stock trades on the Over-the-Counter Bulletin Board, under the symbol “FMTB.” Should you wish to buy or sell Fairmount Bancorp, Inc. shares in the future, please contact a brokerage firm or other firm offering investment services.

Thank you for sharing in our company’s future.

Sincerely,

Joseph M. Solomon

President and Chief Executive Officer

PLEASE VOTE

THE ENCLOSED PROXY CARD!

If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package,

please vote the enclosed replacement Proxy Card.

Vote by mail using the enclosed envelope, or follow the simple Internet voting instructions on the Proxy Card.

You may receive a courtesy telephone call. Please feel free to ask questions of our agent.

PLEASE JOIN YOUR BOARD OF DIRECTORS IN VOTING “FOR” THE PLAN OF CONVERSION MERGER (THE “PLAN”).

NOT VOTING HAS THE SAME EFFECT AS VOTING

“AGAINST” THE PLAN.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE

FAIRMOUNT BANCORP, INC. COMMON STOCK IN THE OFFERING.

If the Plan is approved:

—	Fullerton Federal will be merged into Fairmount Bank.

—	You may bank at Fullerton Federal’s office or at Fairmount Bank’s full-service office, located at 8216 Philadelphia Road, Baltimore.

—	You may take advantage of Fairmount Bank’s extended banking hours and expanded services.

If you receive more than one of these reminder mailings, please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8196,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

PG1

HAVE YOU VOTED YET?

PLEASE VOTE THE ENCLOSED

PROXY CARD!

Our records indicate that you have not voted the Proxy Card(s) we mailed to you.

You may receive a courtesy telephone call. Please feel free to ask questions of our agent.

IF YOU ARE UNSURE WHETHER YOU VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY CARD. YOUR VOTE WILL NOT BE COUNTED TWICE.

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION MERGER.

Your Board of Directors urges you to vote “FOR” the Plan.

VOTING DOES NOT OBLIGATE YOU TO PURCHASE FAIRMOUNT BANCORP, INC. COMMON STOCK IN THE OFFERING.

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

QUESTIONS?

Please call our Information Center, toll-free, at 1-(877) 643-8196,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

PG2

PG3

YOUR VOTE IS IMPORTANT!

NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION MERGER.

In order to implement the Plan of Conversion Merger,

we must obtain the approval of our depositors.

Please disregard this notice if you have already voted.

If you are unsure whether you voted,

vote the enclosed replacement Proxy Card.

Your vote will not be counted twice!

If you receive more than one of these reminder mailings,

please vote each Proxy Card received. None are duplicates!

THANK YOU VERY MUCH!

QUESTIONS?

Please call our Information Center toll-free at 1-(877) 643-8196,

Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time

FINAL REMINDER PROXYGRAM (Optional)

[Fullerton Federal Savings Association Letterhead]

[Depending on vote status and number of days until the special meeting, this can be mailed. It can be personalized, as shown — or a short, non-personalized version can print on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.]

Dear Fullerton Federal Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the Plan of Conversion Merger.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call our independent proxy solicitor firm. A representative will record your vote by phone. This is the quickest way to cast your vote. You do not need your Proxy Card to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

(    )              -

DAYS/HOURS:

Monday –

             a.m. to              p.m., Eastern Time

I appreciate your participation.

Sincerely,

Edgar F. Lassahn, Jr.

Chairman of the Board and President

RECORDED MESSAGE TO FULLERTON DEPOSITORS (Optional)

(This automatic dial message, meant to encourage customers to open offering/proxy packages, would be used one time — right after the initial packages are mailed)

“Hello — This is Ed Lassahn, Chairman of the Board and President of Fullerton Federal, calling with a quick message. Within the next few days, you will receive from us a package or packages asking you to vote on an item of importance to our bank and our valued Fullerton Federal customers. Please help us by opening the package and voting PROMPTLY. The materials will include a phone number if you have questions. Next week, you may receive a phone call from one of our agents. Feel free to ask questions. Thank you for voting.

FULLERTON LOBBY POSTER — VOTE

[This notice should be printed by Fullerton Federal, and should be placed in the bank after the Stock Information Center opens. Display in one or more ways: on an easel, on the front doors, on counters, or at the customer service desk.]

HAVE YOU VOTED YET?

We would like to remind depositors to vote on our

Plan of Conversion Merger.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.

✓	Voting does not obligate you to purchase shares of Fairmount Bancorp, Inc. common stock during the stock offering.

Your Board of Directors recommends that you join them in voting

“FOR” the Plan.

If you have questions about voting,

call our Information Center, toll-free,

at 1-(877) 643-8196

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Information Center is closed on weekends and bank holidays.

FULLERTON [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FULLERTON LOBBY POSTER – BUY (Optional)

******************************

THE FAIRMOUNT BANCORP, INC. STOCK OFFERING PERIOD EXPIRES SEPTEMBER     , 2011

In connection with the stock conversion of Fullerton Federal and its merger with Fairmount Bank, Fairmount Bancorp, Inc. is conducting a common stock offering.

UP TO 49,285 SHARES

COMMON STOCK

$14.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., ON SEPTEMBER     , 2011

******************************

If you have questions about the stock offering,

call the Stock Information Center, toll-free, at 1-(877) 643-8196,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

FAIRMOUNT BANCORP, INC. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL FULLERTON LOBBY POSTER (Optional)

[Depending on vote status and number of days until the Special Meeting this will encourage “late” voting. Tear-off phone number slips can accompany this poster.]

PLEASE VOTE TODAY!!

You do not need a Proxy Card in order to vote

by phone.

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION MERGER.

TO VOTE BY PHONE:

Take a minute to call our proxy solicitor firm,

toll-free, at 1-(            )-            -            , Monday through Friday,

     a.m. to      p.m.

If you are unsure whether you voted already, please call. Your vote will not be counted twice!

YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU

VOTE “FOR” THE PLAN OF CONVERSION MERGER

THANK YOU!

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FAIRMOUNT LOBBY POSTER – BUY (Optional)

******************************

THE FAIRMOUNT BANCORP, INC. STOCK OFFERING PERIOD EXPIRES SEPTEMBER     , 2011

In connection with the stock conversion of Fullerton Federal and its merger with Fairmount Bank, Fairmount Bancorp, Inc. is conducting a common stock offering.

UP TO 49,285 SHARES

COMMON STOCK

$14.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., ON SEPTEMBER     , 2011

******************************

To receive a copy of the Prospectus and stock order form,

call the Stock Information Center, toll-free, at 1-(877) 643-8196,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

FAIRMOUNT BANCORP, INC. [LOGO]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

BANK STATEMENT VOTE REMINDER NOTICE — (Optional)

You may have received a large white envelope containing Proxy Card(s) to be used to vote on our Plan of Conversion Merger. If you received Proxy Card(s), but have not voted, please do so. If you have questions about voting, call our Information Center, toll-free, at 1-(877) 643-8196, Monday through Friday, 10:00 a.m. to 4:00 p.m., Eastern Time.

LOCAL TOMBSTONE NEWSPAPER ADVERTISEMENT — (Optional)

FAIRMOUNT BANCORP, INC. [LOGO]

UP TO 49,285 SHARES

COMMON STOCK

$14.00 Per Share

Purchase Price

Fairmount Bancorp, Inc. is conducting an offering of its common stock in connection with the stock conversion of Fullerton Federal Savings Association and its merger with Fairmount Bank. Shares may be purchased directly from Fairmount Bancorp, Inc. without commission, during the offering.

This offering expires at 2:00 p.m., on September     , 2011.

To receive a copy of the Prospectus and stock order form,

call our Stock Information Center, toll-free, at 1-(877) 643-8196,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

Our Stock Information Center is closed on weekends and bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING NEWSPAPER ADVERTISEMENT — (Optional)

FAIRMOUNT BANCORP, INC. [LOGO]

UP TO 49,285 SHARES

COMMON STOCK

$14.00 Per Share

Purchase Price

Fairmount Bancorp, Inc. is conducting an offering of its common stock in connection with the stock conversion of Fullerton Federal Savings Association and its merger with Fairmount Bank. Shares may be purchased directly from Fairmount Bancorp, Inc. without commission, during the offering.

You Are Cordially Invited….

To an informational meeting to learn about the offering of Fairmount Bancorp, Inc. common stock, the business of Fairmount Bank and the acquisition of Fullerton Federal Savings Association.

[DATE]

    :00 p.m.

[Location]

[Street]

[City]

To make a reservation or to receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center, toll-free, at 1-(877) 643-8196,

from 10:00 a.m. to 4:00 p.m., Monday through Friday.

The Stock Information Center is closed on weekends and bank holidays.

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME, ON SEPTEMBER     , 2011.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

COMMUNITY MEETING INVITATION (Optional)

[included in initial mailing package]

FAIRMOUNT BANCORP, INC. [LOGO]

You’re Invited!

You are cordially invited to an Informational Meeting to learn more about the offering of Fairmount Bancorp, Inc. common

stock, the business of Fairmount Bank, the stock conversion of Fullerton

Fullerton Federal Savings Association and its merger with Fairmount Bank.

Executives of Fairmount Bank will present information and answer your questions.

DATE

TIME

PLACE

ADDRESS

FOR RESERVATIONS, PLEASE CALL:

Stock Information Center

toll-free at 1-(877) 643-8196,

From 10:00 a.m. to 4:00 p.m., Eastern Time,

Monday through Friday, except bank holidays.

This invitation is neither an offer to sell nor a solicitation of an offer to buy common stock. The offer is made only by the Prospectus. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Questions and Answers

About the Conversion Merger of Fullerton Federal and the Fairmount Bancorp Stock Offering

This pamphlet answers questions about the conversion merger and stock offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the “Risk Factors” section, beginning on page     .

GENERAL — THE TRANSACTIONS

The Board of Directors of Fullerton Federal Savings Association has determined that the conversion merger is in the best interests of Fullerton Federal Savings Association’s customers.

Q.	What are the conversion merger and the stock offering?

A.	Pursuant to the Plan of Conversion Merger (the “Plan”), Fullerton Federal Savings Association (“Fullerton”) will convert form a mutual to a stock savings association. In connection with the conversion, Fullerton will sell all of its common stock to Fairmount Bancorp, Inc. and will be merged into Fairmount Bank.

Also pursuant to the Plan, shares of common stock of Fairmount Bancorp, Inc. representing the appraised value of Fullerton are currently being offered for sale. Eligible depositors of Fullerton have a right, but no obligation, to purchase shares of common stock in the offering.

The conversion merger of Fullerton and the related Fairmount Bancorp, Inc. stock offering are referred to herein as “the transactions”. The completion of the transactions will be simultaneous.

Q:	What are the reasons for the conversion merger?

A:	Fullerton’s primary reasons for pursuing the conversion merger are its: limited options continuing as a stand-alone entity; growth and earnings pressure; increasing complexity of regulatory compliance; and a high operating expense ratio due to its small size. In addition, the stock offering provides the opportunity for Fullerton’s eligible depositors to purchase Fairmount Bancorp, Inc.’s common stock at below market price.

Q.	What are the reasons for the offering?

A.	Fairmount Bancorp, Inc.’s primary reasons for raising additional capital through the offering are to: provide a larger capital cushion for asset growth; support growth and diversification of operations, products and services; improve Fairmount Bank’s overall capital and competitive position; increase the loans to one borrower limit; and provide additional financial resources to pursue branch expansion and possible future acquisition opportunities (other than the acquisition of Fullerton, Fairmount Bancorp, Inc. has no current arrangements with respect to any branches or acquisitions).

Q.	Is Fairmount Bank considered “well-capitalized” for regulatory purposes?

A.	Yes. As of June 30, 2011, Fairmount Bank was considered “well-capitalized” for regulatory purposes.

Q.	How will the conversion merger affect Fullerton customers?

A.	If the Plan of Conversion Merger is approved by Fullerton’s depositors:

•	Fullerton Federal will be merged into Fairmount Bank.

•	The acquisition will not affect the balance or terms of existing Fullerton deposits or loans. Deposits will continue to be insured by the Federal Deposit Insurance Corporation, up to the legal limit.

•	You may bank at Fullerton Federal’s office or at Fairmount Bank’s full-service office, located at 8216 Philadelphia Road, Baltimore.

•	You may take advantage of Fairmount Bank’s extended hours and expanded services.

Q.	Will the stock offering affect Fullerton customers’ deposit accounts?

A.	No. Deposit accounts will not be converted to stock.

THE FULLERTON PROXY VOTE

Although Fullerton received conditional regulatory approval, the Plan is also subject to the approval of Fullerton’s depositors.

Q.	Why should I vote on the Plan of Conversion Merger?

A.	Your vote “For” the Plan is extremely important. Each Fullerton depositor as of August 3, 2011, received a proxy card attached to a stock order form. These customers’ packages also include a Proxy Statement describing the Plan.

The Fullerton Board of Directors believes that the transactions provided for in the Plan are in the best interests of Fullerton’s customers.

Q.	What happens if I don’t vote?

A.	Your vote is very important. Not voting all the proxy cards you receive will have the same effect as voting “Against” the Plan. Without sufficient favorable votes, Fullerton and Fairmount Bancorp, Inc. cannot complete the conversion merger and the related stock offering.

Q.	How do I vote?

A.	Mark your vote, sign each proxy card enclosed and return the card(s) in the enclosed Proxy Reply Envelope. Alternatively, you may vote via the Internet by following the simple instructions on the proxy card. PLEASE VOTE PROMPTLY. NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN.

Q.	How many votes are available to me?

A.	Depositors are entitled to one vote for each $100 on deposit. No depositor may cast more than 1,000 votes. Proxy cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer.

Q.	Why did I receive more than one proxy card?

A.	If you had more than one deposit account on August 3, 2011, you may have received more than one proxy card, depending on the ownership structure of your accounts. There are no duplicate cards — please promptly vote all the proxy cards sent to you.

Q.	More than one name appears on my proxy card. Who must sign?

A.	The names reflect the title of your deposit account. Proxy cards for joint deposit accounts require the signature of only one of the accountholders. Proxy cards for trust or custodian accounts must be signed by the trustee or the custodian, not the listed beneficiary.

THE FAIRMOUNT BANCORP, INC. OFFERING AND PURCHASING SHARES

Q.	How many shares are being offered and at what price?

A.	Fairmount Bancorp, Inc. is offering for sale between 36,428 and 49,285 shares of common stock (subject to increase to 56,678 shares) at $14.00 per share. No sales commission will be charged to purchasers.

Q.	Who is eligible to purchase stock during the offering?

A.	Pursuant to regulation and the Plan, non-transferable rights to subscribe for shares of Fairmount Bancorp, Inc. common stock in the Subscription Offering have been granted in the following descending order of priority:

Priority #1—Depositors of Fullerton with aggregate account balances of at least $50 as of the close of business on December 31, 2009;

Priority #2—Fairmount’s tax-qualified employee stock ownership plan;

Priority #3—Depositors of Fullerton with aggregate account balances of at least $50 as of the close of business on June 30, 2011; and

Priority #4—All other depositors of Fullerton as of August 3, 2011;

Shares not sold in the Subscription Offering may be offered for sale to the general public in a Community Offering, with a preference given to natural persons and trusts of natural persons residing in Baltimore City and Baltimore County, Maryland.

Q.	I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my stock order form to take advantage of my priority as an eligible Fullerton depositor?

A.	No. Subscription…rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible depositor(s). On occasion, unscrupulous people attempt to persuade depositors to transfer subscription rights, or to purchase shares in an offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify the Stock Information Center promptly so that steps can be taken to protect eligible depositors’ subscription rights in the offering. We urge you to read the enclosed “Office of the Comptroller of the Currency (OCC) Guidance for Accountholders” for more information on this important topic, or you may contact the OCC Consumer Inquiries, toll-free, at 1-(800) 613-6743.

Q.	How may I buy shares during the Subscription and Community Offerings?

A.	Shares can be purchased by completing a stock order form and returning it, with full payment, so that it is physically received (not postmarked) by the offering deadline. Delivery of a stock order form may be made by mail, using the Stock Order Reply Envelope provided, by overnight courier to the indicated address on the stock order form, or by hand-delivery to Fullerton Federal Savings Association, located at 7527 Belair Road, Baltimore, Maryland. Please do not hand-deliver stock order forms to Fairmount Bank. Please do not mail Stock Order Forms to Fairmount Bank or Fullerton Federal Savings Association.

Q.	What is the deadline for purchasing shares?

A.	To purchase shares in the Subscription or Community Offerings, you must deliver a properly completed, signed stock order form, with full payment, so that it is received (not postmarked) by 2:00 p.m., Eastern Time, on September , 2011. Acceptable methods for delivery of stock order forms are described above.

Q.	How may I pay for the shares?

A.	Payment for shares can be remitted in these ways:

(1)	By personal check, bank check or money order, payable to Fairmount Bancorp, Inc. These will be deposited upon receipt. Wires and third party checks will not be accepted. Fullerton and Fairmount Bank line of credit checks may not be remitted for this purchase.

(2)	By authorized deposit account withdrawal of funds from Fullerton deposit account(s). The stock order form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the Fullerton account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the stock order form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. Additionally, you may not designate direct withdrawal from a prearranged funeral expense account held at Fullerton. If you wish to use funds in a funeral expense account, you must terminate the underlying contract for funeral services prior to placing your stock order. Please call the Stock Information Center if you have a question about using funeral expense account funds to purchase Fairmount Bancorp, Inc. common stock.

If you wish to pay with cash (not recommended), please contact the Stock Information Center.

If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time.

Q.	Will I earn interest on my funds?

A.	Yes. If you pay by personal check, bank check or money order, you will earn interest at the Fairmount Bank passbook savings rate from the day we receive your payment until the completion of the offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Fullerton deposit account(s), your funds will continue earning interest within the account, at the applicable deposit account rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the offering.

Q.	Are there limits to how many shares I can order?

A.	Yes. The minimum order is 25 shares ($350). The maximum allowable purchase by an individual is 5% of the shares of common stock sold in the offering (example purchase limits: shares at the minimum and shares at the adjusted maximum of the offering range). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase, in all categories of the offering combined, more than 5% of the shares of common stock sold in the offering. More detail on purchase limits, including the definition of “associate” and “acting in concert”, can be found in the Prospectus section entitled “The Offering—Limitations on Common Stock Purchases”.

Q.	May I use a loan from Fullerton or Fairmount Bank to pay for shares?

A.	No. Fullerton and Fairmount Bank, by regulation, may not extend a loan for the purchase of Fairmount Bancorp, Inc. common stock during the offering. Similarly, you may not use existing Fullerton or Fairmount Bank line of credit checks to purchase stock during the offering.

Q.	May I change my mind after I place an order to subscribe for stock?

A.	No. After receipt, your executed stock order form may not be modified, amended or rescinded without the consent of Fairmount Bancorp, Inc., unless the offering is not completed by , 2011.

Q.	Are executive officers and directors of Fullerton and Fairmount Bancorp, Inc. planning to purchase stock?

A.	Yes! Assuming sufficient shares are available for purchase by them, the directors and executive officers, together with their associates, are expected to subscribe for approximately 11,926 shares ($166,964), or approximately 32.8% of common stock to be sold at the minimum of the offering range and 24.2% of the shares to be sold at the maximum of the offering range.

Q.	Will the stock be insured?

A.	No. Like any common stock, Fairmount Bancorp, Inc.’s stock cannot be insured.

Q.	Will dividends be paid on the stock?

A.	Fairmount Bancorp, Inc. does not currently pay dividends on its outstanding shares of common stock. We have no plans or understandings with respect to the payment of dividends. The payment and amount of any dividend will depend upon a number of factors, including capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations and general economic conditions. We cannot assure you that we will pay dividends in the foreseeable future, or that, if paid, we will not reduce or eliminate dividends in the future.

Q.	How will Fairmount Bancorp, Inc. shares trade?

A.	The shares issued in the offering will join Fairmount Bancorp, Inc.’s currently outstanding shares, quoted on the Over-the-Counter Bulletin Board, under symbol “FMTB”. You may contact a firm offering investment services in order to buy or sell Fairmount Bancorp, Inc. common stock in the future.

Q.	If I purchase shares in the Fairmount Bancorp, Inc. offering, when will I receive my stock certificate?

A.	Stock certificates will be mailed by Registrar and Transfer Company, our transfer agent, as soon as possible after completion of the transactions. Although the newly issued shares of Fairmount Bancorp, Inc. common stock will have begun trading, brokerage firms may require that you have received your stock certificate(s) prior to selling your shares.

WHERE TO GET MORE INFORMATION

Q.	How can I get more information?

A.	For more information, refer to the enclosed Prospectus or call the Stock Information Center, toll-free, at 1-(877) 643-8196, from 10:00 a.m. to 4:00 p.m., Eastern Time, Monday through Friday. The Stock Information Center is not open on weekends or bank holidays.

This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus. These securities are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

REVOCABLE PROXY

FULLERTON FEDERAL SAVINGS ASSOCIATION

SPECIAL MEETING OF MEMBERS

                    , 2011

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FULLERTON FEDERAL SAVINGS ASSOCIATION FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON                     , 2011 AND ANY ADJOURNMENT THEREOF.

The undersigned, being a member (depositor) of Fullerton Federal Savings Association, hereby authorizes the Board of Directors of Fullerton Federal Savings Association, or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Special Meeting, to be held at Fullerton Federal Savings Association, located at 7527 Belair Road, Baltimore, Maryland, on                     , 2011, at     :      p.m. Eastern Time, and at any adjournment of said Special Meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as described on the reverse side of this card.

THIS PROXY CARD, IF PROPERLY SIGNED, WILL BE VOTED AS DIRECTED. IF NO INSTRUCTIONS ARE SPECIFIED. THIS PROXY CARD, IF SIGNED, WILL BE VOTED “FOR” THE ADOPTION OF THE PLAN OF CONVERSION MERGER.

PLEASE PROMPTLY VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE OR USE THE INTERNET VOTING INSTRUCTIONS ON THE REVERSE SIDE.

ANY DEPOSITOR GIVING A PROXY MAY REVOKE IT AT ANY TIME BEFORE THE SPECIAL MEETING BY DELIVERING TO THE SECRETARY OF FULLERTON FEDERAL SAVINGS ASSOCIATION EITHER A WRITTEN REVOCATION OF THE PROXY, OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY VOTING IN PERSON AT THE SPECIAL MEETING.

NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PROPOSAL. PLEASE VOTE ALL PROXY CARDS THAT YOU RECEIVED. NONE ARE DUPLICATES.

VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF FAIRMOUNT BANCORP, INC. COMMON STOCK IN THE OFFERING.

(Continued and to be marked, dated and signed on the reverse side)
< FOLD AND DETACH THE ABOVE PROXY CARD HERE <

ç	A detachable Stock Order Form is on the facing page.

	FOR	AGAINST
Please vote by marking one of the following boxes:

1.      The approval of a Plan of Conversion Merger, pursuant to which Fullerton Federal Savings Association would be converted from a federally chartered mutual savings association to a federally chartered stock savings association and the transactions provided for in such Plan of Conversion Merger.

	☐	☐

2.      Such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the Special Meeting, the Board of Directors is not aware of any other such business.

The Board of Directors recommends a vote “FOR” the proposal.

The undersigned hereby acknowledges receipt of a Notice of Special Meeting and attached proxy statement for the Special Meeting, prior to signing the proxy card.

If you receive more than one proxy card, please vote all of them. None are duplicates.

Signature(s) x                                                                                        Date:                                                   2011

Please sign exactly as your name appears on this proxy card. Joint owners need only one signature. If signing as an attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.

< FOLD AND DETACH THE ABOVE PROXY CARD HERE <

é             é            é

Your Vote Is Important

Not voting is equivalent to voting “against” the Plan of Conversion Merger. Please vote all proxy cards received.

Internet voting is a quick and simple way to vote, available through 11:59 P.M., Eastern Time, on September     , 2011.

Your Internet vote authorizes the named proxies to cast your votes in the same manner as if you marked, signed and returned your proxy card by mail.

Internet
www.myproxyvotecounts.com		Mail
Use the Internet to vote your proxy.		Mark, sign and date
Have the proxy card in hand		your proxy card
when you access the web site. You	OR	and
will need to enter the 14 digit		return it in the
Control Number in the shaded box		enclosed Proxy Reply
above. (Each proxy card has a		Envelope.
unique Control Number.)

If you vote by Internet you do NOT need to return your proxy card by mail.

A detachable Stock Order Form is on the facing page.	è